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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
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SEPTEMBER 25, 2003                          CMH CONTACT:  CARL KOELLA, TREASURER
                                            PHONE:        865-380-3206
                                            FAX:          865-380-3784


                  CLAYTON HOMES LAUDS SUPREME COURT'S DECISION

"The Tennessee Supreme Court unanimously denied a Denver Meat Cutters appeal to overturn the recent favorable Appellate Court decision," remarked Kevin T. Clayton, chief executive officer. "We are pleased that our state court system was responsive and that the unfortunate attacks of the Denver Meat Cutters were not accommodated."

"The Appellate Court found that there was not a scintilla of evidence of fraudulent activity, and the Supreme Court has denied the Meat Cutters appeal of that well written decision," said founder and chairman Jim Clayton. "This should clear all obstacles and allow former stockholders to receive payment for their shares."

Clayton Homes, Inc. is a vertically integrated manufactured housing company with 20 manufacturing plants, 302 Company owned stores, 588 independent retailers, 86 manufactured housing communities, and financial services operations that provide mortgage services for 168,000 customers and insurance protection for 100,000 families. Clayton Homes formerly traded on the New York Stock Exchange under the symbol CMH.

Certain statements in this press release are "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted. Clayton Homes, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.










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